Exhibit 16.1

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated May 30, 2025 of SmartFinancial, Inc. and are in agreement with the statements contained therein with respect to our firm.  We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Forvis Mazars, LLP

Louisville, Kentucky

May 30, 2025

Forvis Mazars, LLP is an independent member of Forvis Mazars Global Limited